                                                                     Exhibit 4.5

================================================================================

                             CHARMING SHOPPES, INC.
                                   as Company

                                   ----------

                 7 1/2% Convertible Subordinated Notes Due 2006

                                   ----------

                                    INDENTURE
                            Dated as of July 22, 1996

                                   ----------

                            FIRST UNION NATIONAL BANK
                                   as Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                                                     Page
ARTICLE I             Definitions and Incorporation by Reference.......................................1

         SECTION 1.01.    Definitions..................................................................1
         SECTION 1.02.    Other Definitions............................................................5
         SECTION 1.03.    Incorporation by Reference of Trust Indenture Act............................6
         SECTION 1.04.    Rules of Construction........................................................6

ARTICLE II            The Notes........................................................................7

         SECTION 2.01.    Form and Dating..............................................................7
         SECTION 2.02.    Execution and Authentication.................................................8
         SECTION 2.03.    Registrar, Paying Agent and Conversion Agent.................................9
         SECTION 2.04.    Paying Agent To Hold Money in Trust..........................................9
         SECTION 2.05.    Noteholder Lists............................................................10
         SECTION 2.06.    Transfer and Exchange.......................................................10
         SECTION 2.07.    Replacement Notes...........................................................10
         SECTION 2.08.    Outstanding Notes...........................................................11
         SECTION 2.09.    Treasury Notes..............................................................11
         SECTION 2.10.    Temporary Notes.............................................................11
         SECTION 2.11.    Cancellation................................................................11
         SECTION 2.12.    Defaulted Interest..........................................................11
         SECTION 2.13.    CUSIP Numbers...............................................................12

ARTICLE III           Redemption......................................................................12

         SECTION 3.01.    Notices to Trustee..........................................................12
         SECTION 3.02.    Selection of Notes to be Redeemed...........................................12
         SECTION 3.03.    Notice of Redemption........................................................12
         SECTION 3.04.    Effect of Notice of Redemption..............................................13
         SECTION 3.05.    Deposit of Redemption Price.................................................13
         SECTION 3.06.    Notes Redeemed in Part......................................................13
         SECTION 3.07.    Optional Redemption.........................................................14
         SECTION 3.08.    Change of Control Offer.....................................................14

ARTICLE IV            Covenants.......................................................................15

         SECTION 4.01.    Payment of Notes............................................................15
         SECTION 4.02.    Reports by Company..........................................................16
         SECTION 4.03.    Stay, Extension and Usury Laws..............................................17
         SECTION 4.04.    Corporate Existence.........................................................17
         SECTION 4.05.    Taxes.......................................................................17
         SECTION 4.06.    Change of Control...........................................................17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     Page
ARTICLE V             Conversion......................................................................18

         SECTION 5.01.    Conversion Privilege........................................................18
         SECTION 5.02.    Conversion Procedure........................................................18
         SECTION 5.03.    Fractional Shares...........................................................19
         SECTION 5.04.    Taxes on Conversion.........................................................19
         SECTION 5.05.    Company To Provide Stock....................................................20
         SECTION 5.06.    Adjustment of Conversion Price..............................................20
         SECTION 5.07.    No Adjustment...............................................................23
         SECTION 5.08.    Other Adjustments...........................................................23
         SECTION 5.09.    Adjustments for Tax Purposes................................................23
         SECTION 5.10.    Adjustments by the Company..................................................23
         SECTION 5.11.    Notice of Adjustment........................................................24
         SECTION 5.12.    Notice of Certain Transactions..............................................24
         SECTION 5.13.    Effect of Reclassifications, Consolidations, Mergers or Sales on
                          Conversion Privilege........................................................24
         SECTION 5.14.    Trustee's Disclaimer........................................................25

ARTICLE VI            Subordination...................................................................25

         SECTION 6.01.    Agreement To Subordinate....................................................25
         SECTION 6.02.    No Payment on Notes if Senior Debt in Default...............................26
         SECTION 6.03.    Distribution on Acceleration of Notes; Dissolution and
                          Reorganization; Subrogation of Notes........................................26
         SECTION 6.04.    Reliance by Senior Debt on Subordination Provisions.........................29
         SECTION 6.05.    No Waiver of Subordination Provisions.......................................29
         SECTION 6.06.    Trustee's Relation to Senior Debt...........................................30
         SECTION 6.07.    Other Provisions Subject Hereto.............................................30

ARTICLE VII           Consolidation, Merger, Conveyance, Transfer or Lease............................31

         SECTION 7.01.    Company May Consolidate, Etc., Only on Certain Terms........................31
         SECTION 7.02.    Successor Corporation Substituted...........................................31

ARTICLE VIII          Defaults and Remedies...........................................................32

         SECTION 8.01.    Events of Default...........................................................32
         SECTION 8.02.    Acceleration................................................................33
         SECTION 8.03.    Other Remedies..............................................................34
         SECTION 8.04.    Waiver of Past Defaults.....................................................34
         SECTION 8.05.    Control by Majority.........................................................34
         SECTION 8.06.    Limitation on Suits.........................................................34
         SECTION 8.07.    Rights of Noteholders To Receive Payment....................................35
         SECTION 8.08.    Collection Suit by Trustee..................................................35
         SECTION 8.09.    Trustee May File Proofs of Claim............................................35

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     Page
         SECTION 8.10.    Priorities..................................................................35
         SECTION 8.11.    Undertaking for Costs.......................................................36

ARTICLE IX            Trustee.........................................................................36

         SECTION 9.01.    Duties of Trustee...........................................................36
         SECTION 9.02.    Rights of Trustee...........................................................36
         SECTION 9.03.    Individual Rights of Trustee................................................37
         SECTION 9.04.    Trustee's Disclaimer........................................................37
         SECTION 9.05.    Notice of Defaults..........................................................37
         SECTION 9.06.    Reports by Trustee to Noteholders...........................................37
         SECTION 9.07.    Compensation and Indemnity..................................................38
         SECTION 9.08.    Replacement of Trustee......................................................38
         SECTION 9.09.    Successor Trustee by Merger, Etc............................................39
         SECTION 9.10.    Eligibility; Disqualification...............................................39
         SECTION 9.11.    Preferential Collection of Claims Against Company...........................40
         SECTION 9.12.    Sections Applicable to Registrar, Paying Agent and Conversion Agent.........40

ARTICLE X             Discharge of Indenture..........................................................40

         SECTION 10.01.   Termination of Company's Obligations........................................40
         SECTION 10.02.   Repayment to Company........................................................40

ARTICLE XI            Amendments, Supplements and Waivers.............................................40

         SECTION 11.01.   Without Consent of Noteholders..............................................40
         SECTION 11.02.   With Consent of Noteholders.................................................41
         SECTION 11.03.   Compliance with Trust Indenture Act.........................................42
         SECTION 11.04.   Revocation and Effect of Consents...........................................42
         SECTION 11.05.   Notation on or Exchange of Notes............................................43
         SECTION 11.06.   Trustee Protected...........................................................43

ARTICLE XII           Miscellaneous...................................................................43

         SECTION 12.01.   Trust Indenture Act Controls................................................43
         SECTION 12.02.   Notices.....................................................................43
         SECTION 12.03.   Communication by Noteholders with Other Noteholders.........................44
         SECTION 12.04.   Certificate and Opinion as to Conditions Precedent..........................44
         SECTION 12.05.   Statements Required in Certificate or Opinion...............................44
         SECTION 12.06.   Rules by Trustee and Agents.................................................44
         SECTION 12.07.   Legal Holidays..............................................................44
         SECTION 12.08.   Counterparts................................................................45
         SECTION 12.09.   Variable Provisions.........................................................45

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                     Page
         SECTION 12.10.   GOVERNING LAW...............................................................45
         SECTION 12.11.   No Adverse Interpretation of Other Agreements...............................45
         SECTION 12.12.   Successors..................................................................46
         SECTION 12.13.   Severability................................................................46
         SECTION 12.14.   Table of Contents, Headings, Etc............................................46

SIGNATURES............................................................................................46

EXHIBIT A.........FORM OF CONVERTIBLE SUBORDINATED NOTE

                              CROSS-REFERENCE TABLE

TIA                                                                                                       Indenture
Section                                                                                                    Section
-------                                                                                                   ---------
310 (a)(1)..................................................................................................9.10
    (a)(2)..................................................................................................9.10
    (a)(3)....................................................................................................NA
    (a)(4)....................................................................................................NA
    (b)...............................................................................................9.08; 9.10
    (c).......................................................................................................NA
311 (a).....................................................................................................9.11
    (b).....................................................................................................9.11
    (c).......................................................................................................NA
312 (a).....................................................................................................2.05
    (b)....................................................................................................12.03
    (c)....................................................................................................12.03
313 (a).....................................................................................................9.06
    (b)(1)....................................................................................................NA
    (b)(2)..................................................................................................9.06
    (c).....................................................................................................9.06
    (d).....................................................................................................9.06
314 (a).....................................................................................................4.02
    (b).......................................................................................................NA
    (c)(1).................................................................................................12.04
    (c)(2).................................................................................................12.04
    (c)(3)....................................................................................................NA
    (d).......................................................................................................NA
    (e)....................................................................................................12.05
    (f).......................................................................................................NA
315 (a).................................................................................................9.01 (b)
    (b).....................................................................................................9.05
    (c)..................................................................................................9.01(a)
    (d)..................................................................................................9.01(c)
    (e).....................................................................................................8.11
316 (a) last sentence.......................................................................................2.09
    (a)(1)(A)...............................................................................................6.05
    (a)(1)(B)...............................................................................................6.04
    (a)(2)....................................................................................................NA
    (b).....................................................................................................6.07
    (c).....................................................................................................1.04
(317(a)(1)..................................................................................................8.08
    (a)(2)..................................................................................................8.09
    (b).....................................................................................................2.04
 318(a).......................................................................................................NA

                           NA means not applicable

----------
*This Cross-Reference Table is not part of the Indenture.

          INDENTURE dated as of July 22, 1996 between Charming Shoppes, Inc., a Pennsylvania corporation (the "Company") and First Union National Bank, a National Banking Association, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders of the Company's 7 1/2% Convertible Subordinated Notes Due 2006 (the "Notes"):

                                    ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

          SECTION 1.01. Definitions.
                        -----------

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise; provided, however, that beneficial ownership of l0% or more of the voting
--------  -------
securities of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent, Conversion Agent or
           -----
co-registrar.

          "Board of Directors" means the board of directors of the Company or
           ------------------
any authorized committee thereof.

          "Board Resolution" means a duly authorized resolution of the Board of
           ----------------
Directors.

          "Business Day" means any day that is not a Legal Holiday.
           ------------

          "Capital Stock" means, with respect to any Person, any and all shares,
           -------------
interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

          A "Change of Control" will be deemed to have occurred when: (i) any
             -----------------
"person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary of the Company is or becomes the "Beneficial Owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, including all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or (ii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to anot her Person (other than a Person that is controlled by the Company), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

          "Common Stock" means the common stock, par value $0.10 per share of
           ------------
the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

          "Company" means the party named as such above until a successor
           -------
replaces it in accordance with Article VII and thereafter means the successor.

          "Daily Market Price" means the price of a share of Common Stock on the
           ------------------
relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the Nasdaq National Market (the "NNM"), or if the Common Stock is not then listed on the NNM, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or
(c) if the Common Stock is not listed on the NNM or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by The Nasdaq Stock Market, Inc.'s OTC Bulletin Board(R) Service, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

          "Default" means any event that is, or with the passage of time or the
           -------
giving of notice or both would be, an Event of Default.

          "Depository" means The Depository Trust Company, its nominees and
           ----------
their respective successors.

          "Excess Payment" means the excess of (a) the aggregate of the cash and
           --------------
fair market value of other consideration paid by the Company or any of its Subsidiaries with respect to the shares acquired in a tender offer over (b) the market value of such acquired shares after giving effect to the completion of the tender offer.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Indenture" means this Indenture, as amended from time to time.
           ---------

          "Issuance Date" means the date on which the Notes are first
           -------------
authenticated and issued.

          "Material Subsidiary" means any Subsidiary of the Company, including
           -------------------
its Subsidiaries, which meets any of the following conditions:

          (1) The Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interest, this condition is also met when the number of common shares exchanged or to be exchanged by the Company exceeds 10 percent of its total common shares outstanding at the date the combination is initiated); or

          (2) The Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company's and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (3) The Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year; or

          (4) Except in the case of an Event of Default specified in clauses (g) and (h) of Section 8.01 hereof in which case this clause (4) shall not apply, the total revenues of the Subsidiary exceed 5 percent of total revenues of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year.

For purposes of making the prescribed income test set forth above, the following guidance should be applied:

          (1) When a loss has been incurred by either the Company and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary should be excluded from the income of the Company and its Subsidiaries consolidated for purposes of the computation.

          (2) If income of the Company and its Subsidiaries consolidated for the most recent fiscal year is at least 10 percent lower than the average of the income for the last five fiscal years, such average income should be substituted for purposes of the computation. Any loss years should be omitted for purposes of computing average income.

          "Noteholder" or "holder" means a Person in whose name a Note is
           ----------      ------
registered.

          "Notes" means the Notes described above issued, authenticated and
           -----
delivered under this Indenture.

          "Officers' Certificate" means a certificate signed by two Officers,
           ---------------------
one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Person" means any individual, corporation, limited liability company,
           ------
partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "principal" of a debt security means the principal of the security
           ---------
plus the premium, if any, on the security.

          "Representative" means the trustee, agent or representative (if any)
           --------------
for an issue of Senior Debt.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Senior Debt" means (a) all indebtedness of the Company, including the
           -----------
principal of, premium, if any, and interest on such indebtedness whether outstanding on the date of the Indenture or thereafter created (including interest accruing after the filing of a petition in bankruptcy whether or not allowed as a claim in bankruptcy), and all reasonable fees, costs, expenses and indemnity payments in connection therewith (i) for borrowed money, (ii) constituting purchase money indebtedness for the payment of which the Company is directly or contingently liable, (iii) constituting reimbursement obligations under bank letters of credit, (iv) under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements intended to protect the Company against fluctuations in interest or currency exchange rates, (v) for commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Company, (vi) constituting customary obligations arising in connection with the sale or other transfer of credit card accounts receivable originated by the Company or its Subsidiaries in the ordinary course of business, (vii) under any lease of any real or personal property, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, which obligations are (x) capitalized on the books of the Company in accordance with generally accepted accounting principles or (y) made as part of any sale and leaseback transaction, (viii) indebtedness or obligations of others of the kinds described in the preceding clauses (i)-(vii) that the Company has guaranteed the payment thereof, or (ix) constituting indebtedness or obligations of others (of the kind described in the preceding clauses (i)-(vii)) secured in whole or in part by a lien on any of the Company's property, unless, in any such case, by the terms of the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not superior in right of payment to the Notes or to other indebtedness which is pari passu with, or subordinated to, the Notes, and (b) any modifications,
   ---- -----
refundings, deferrals, renewals or extensions of any such Senior Debt, or securities, notes or other evidences of indebtedness issued in exchange for such Senior Debt. As used in the preceding sentence the term "purchase money indebtedness" shall mean indebtedness incurred, issued or given in connection with the acquisition of any business, properties or assets of any kind acquired by the Company or any Subsidiary; provided, however, that, without limiting the
                                  --------  -------
generality of the foregoing, such term shall not include any account payable.

          "Subsidiary" means any corporation, association or other business
           ----------
entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections
           ---
77aaa-77bbbb) as in effect on the date of execution of this Indenture, except as provided in Section 11.03.

          "Trading Day" shall mean (A) if the applicable security is listed or
           -----------
admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business, (B) if the applicable security is quoted on the NNM, a day on which trades may be made thereon or (C) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "Trustee" means the party named as such above until a successor
           -------
replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

          "Trust Officer", when used with respect to the Trustee, means any
           -------------
officer of the Trustee customarily performing trust functions, and also means, with respect to a particular corporate trust matter, any officer to whom such corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Underwriters" means Lazard Freres & Co. LLC and Bear, Stearns & Co.
           ------------
Inc.

          "Voting Stock" of a Person means all classes of Capital Stock or other
           ------------
interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          SECTION 1.02. Other Definitions.
                        -----------------

                                                                      Defined in
Term                                                                    Section
----                                                                  ----------
"Agent Members"..........................................................2.01
"Bankruptcy Law".........................................................8.01
"Certificated Notes".....................................................2.01
"Change of Control Offer"................................................4.06
"Change of Control Payment"..............................................4.06
"Change of Control Payment Date".........................................3.08
"Commencement Date"......................................................3.08
"Company Notice".........................................................3.08
"Conversion Agent".......................................................2.03
"Conversion Date"........................................................5.02

"Conversion Price".......................................................5.01
"Conversion Shares"......................................................5.06
"Custodian"..............................................................8.01
"Distribution Date" .....................................................5.06
"Distribution Record Date"...............................................5.06
"Event of Default".......................................................8.01
"Global Note"............................................................2.01
"Legal Holiday".........................................................12.07
"NNM"....................................................................1.02
"Offer Amount"...........................................................3.08
"Officer"...............................................................12.09
"Paying Agent"...........................................................2.03
"Payment Default"........................................................8.01
"Purchase Date"..........................................................5.06
"Registrar"..............................................................2.03
"Rights".................................................................5.06

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act.
                        -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this indenture.

          The following TIA terms have the following meanings as applied to this
Indenture:

          "indenture securities" means the Notes;
           --------------------

          "indenture security holder" means a Noteholder;
           -------------------------

          "indenture to be qualified" means this Indenture;
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee; and
           -----------------      ---------------------

          "obligor" on the Notes means the Company or any other obligor on the
           -------
Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          SECTION 1.04. Rules of Construction. Unless the context otherwise
                        ---------------------
requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as of the date hereof consistently applied;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and words the plural include the singular; and

          (e) provisions apply to successive events and transactions.

                                   ARTICLE II

                                    The Notes
                                    ---------

          SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate
                        ---------------
of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The terms and provisions of the Notes set forth in Exhibit A are part of the terms of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a) Global Notes. The Notes shall be issued in the form of one or more
              ------------
global Notes in fully registered form without interest coupons with the Global Notes Legend set forth in Exhibit A hereto (each, a "Global Note"). The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to a
              ---------------------
Global Note deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. Except as provided in subparagraph (c) below, owners of a beneficial interest in a

Global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive Notes in definitive registered form and will not be considered owners or holders thereof under this Indenture.

          (c) Certificated Notes. Except as provided in this subparagraph (c),
              ------------------
Notes will not be issued in definitive registered form. If at any time the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, or otherwise ceases to be eligible to be a depositary, the Company shall appoint a successor depositary with respect to the Global Notes. If a successor depositary for the Global Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute Notes in definitive registered form without coupons ("Certificated Notes") and the Trustee, upon receipt thereof, shall authenticate and deliver such Certificated Notes, in denominations of U.S.$1,000 and integral multiples thereof, in an aggregate principal amount equal to the aggregate principal amount of such Global Notes as of the exchange date. Upon the exchange of the Global Notes for Certificated Notes, the Trustee shall cancel such Global Notes. In addition, if there is an Event of Default under the Notes or the Indenture, the Depositary will, if the Trustee so requests, exchange the Global Notes for Certificated Notes, which will be distributed to its participants.

          In the event of the occurrence of either of the events specified in this Section 2.01(c), the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes.

          SECTION 2.02. Execution and Authentication. The Notes shall be signed
                        ----------------------------
on behalf of the Company by the Chairman of its Board of Directors, any Vice Chairman of its Board of Directors, its Chief Executive Officer, its President, any Executive Vice President, or any Vice President, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes and shall be attested by the Secretary or an Assistant Secretary of the Company. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

          In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such Person was not such an officer.

          A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Notes for original issue up to an aggregate principal amount of $120,000,000 (plus up to $18,000,000 aggregate principal amount of Notes that may be sold by the Company pursuant to the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement dated July 16, 1996 between the Company and the Underwriters). The aggregate principal amount of Notes outstanding at any time shall not exceed such amount except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The
                        --------------------------------------------
Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange, (ii) an office or agency where Notes may be presented for payment and (iii) an office or agency where Notes may be presented for conversion. The Trustee is hereby appointed (i) "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided, (ii) "Paying Agent" for the purpose of making payments on the Notes as herein provided and (iii) "Conversion Agent" for the purpose of effecting conversion of the Notes as herein provided. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent.

          SECTION 2.04. Paying Agent To Hold Money in Trust. The Company shall
                        -----------------------------------
require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the

Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

          SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as
                        ----------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06. Transfer and Exchange. Where Notes are presented to the
                        ---------------------
Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 11.05 hereof).

          In the event of a partial redemption, the Company shall not be required (i) to issue, register the transfer of, or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, or (ii) to exchange or register the transfer of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          Except as otherwise permitted pursuant to Section 2.01(c), so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

          SECTION 2.07. Replacement Notes. If the holder of a Note claims that
                        -----------------
the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be provided by the holder which is sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

          Every replacement Note is an additional obligation of the Company.

          SECTION 2.08. Outstanding Notes. The Notes outstanding at any time are
                        -----------------
all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Note is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Note is held by a bona fide purchaser.

          If Notes are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

          A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          SECTION 2.09. Treasury Notes. In determining whether the Noteholders
                        --------------
of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

          SECTION 2.10. Temporary Notes. Until definitive Notes are ready for
                        ---------------
delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          SECTION 2.11. Cancellation. The Company at any time may deliver Notes
                        ------------
to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, redemption, conversion, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, redemption, conversion, exchange, payment, replacement or cancellation and shall return all cancelled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation or that any holder has converted pursuant to Article V. All Notes that are redeemed or purchased by the Company or any of its Subsidiaries will forthwith be cancelled and accordingly may not be reissued or resold.

          SECTION 2.12. Defaulted Interest. If the Company fails to make a
                        ------------------
payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid.

          SECTION 2.13. CUSIP Numbers. The Company in issuing Notes may use
                        -------------
"CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to holders; provided,
                                                                  --------
however, that any such notice may state that no representation is made as to the
-------
correctness of such CUSIP number either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP number. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE III

                                   Redemption
                                   ----------

          SECTION 3.01. Notices to Trustee. If the Company elects to redeem
                        ------------------
Notes pursuant to the optional redemption provision of Section 3.07 hereof, it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed. The Company shall give each notice provided for in this
Section 3.01 at least 45 days before the redemption date.

          SECTION 3.02. Selection of Notes to be Redeemed. If less than all the
                        ---------------------------------
Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by lot provided that no Notes of $1,000 or less shall be redeemed in part. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding not previously called for redemption. Notes and portions of them selected for redemption shall be in amounts of $1,000 or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

          If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

          SECTION 3.03. Notice of Redemption. At least 30 days but not more than
                        --------------------
60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Notes are to be redeemed at such holder's registered address.

          The notice shall identify the Notes (including CUSIP number and, if appropriate, serial numbers) to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, (i) the portion of the principal amount of such Note to be redeemed (ii) the last date on which exchanges or registration of transfers of Notes may be made pursuant to
     Section 2.06 hereof and (iii) that, after the redemption date, upon cancellation of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

          (d) in the case of partial redemption of Notes, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of the Notes which will be outstanding after such partial redemption; and

          (e) the name and address of the Paying Agent;

          (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

          (g) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue or and after the redemption date; and

          (h) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.

          Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock of the Company will expire.

          At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of
                        ------------------------------
redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

          SECTION 3.05. Deposit of Redemption Price. On or before the redemption
                        ---------------------------
date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest up to but not including the redemption date on all Notes to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date) unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

          SECTION 3.06. Notes Redeemed in Part. Upon cancellation of a Note that
                        ----------------------
is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          SECTION 3.07. Optional Redemption. The Company may redeem all or any
                        -------------------
portion of the Notes, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

          SECTION 3.08. Change of Control Offer. (a) In the event that, pursuant
                        -----------------------
to Section 4.06 hereof, the Company shall commence a Change of Control Offer, the Company shall follow the procedures in this Section 3.08.

          (b) The Change of Control Offer shall remain open for 30 calendar days following the date of the Company Notice provided pursuant to Section 3.08(e) (the "Commencement Date"), except to the extent that a longer period is required by applicable law. On the date that is 45 days after the date of the Company Notice (the "Change of Control Payment Date"), except to the extent that a longer period is required by applicable law, the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.06 hereof (the "Offer Amount").

          (c) If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Notes pursuant to the Change of Control Offer.

          (d) The Company shall provide the Trustee with notice of the Change of Control Offer at least 10 Business Days before the Commencement Date.

          (e) Within 30 days after the occurrence of a Change of Control, the Company or the Trustee (at the request and expense of the Company) shall send, by first class mail, a notice (the "Company Notice") to each of the Noteholders, which shall govern the terms of the Change of Control Offer and shall state:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 3.08 and Section 4.06 hereof and that all Notes tendered will be accepted for payment;

          (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.06 hereof) the length of time the Change of Control Offer will remain open and the Change of Control Payment Date;

          (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Note or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Noteholders electing to have a Note or portion thereof purchased pursuant to any Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the Company Notice prior to the close of business on the 30th day after the Commencement Date;

          (vi) that, unless the Company defaults in the payment of the Change of Control Payment, an election pursuant to Clause (v) above shall be irrevocable, and that the right of the holder to convert the Notes with respect to which the repurchase right is being exercised shall expire upon submission of such Notes; and

          (vii) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

          In addition, the notice shall contain all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender Notes pursuant to the Change of Control Offer.

          (f) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) irrevocably deposit with the Trustee or the Paying Agent in immediately available funds an amount equal to the Offer Amount plus accrued interest on such Notes or portions thereof, (ii) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (iii) deliver or cause to be delivered to the Trustee Notes so accepted and (iv) deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this
Section 3.08. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Change of Control Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Notes tendered by such Noteholder plus accrued interest thereon, and the Trustee shall promptly authenticate and mail or deliver to each such Noteholder a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided, however, that each new Note shall be in a principal amount of
     --------  -------
$1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce the results of the Change of Control offer on, or as soon as practicable after, the Change of Control Payment Date.

          (g) The Company will comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

                                   ARTICLE IV

                                    Covenants
                                    ---------

          SECTION 4.01. Payment of Notes. The Company shall pay the principal of
                        ----------------
and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due and such Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes, compounded semiannually.

          SECTION 4.02. Reports by Company.
                        ------------------

          The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, as their names and addresses appear in the register maintained by the Registrar, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 4.02 as may be required by rules and regulations prescribed from time to time by the SEC.

          (4) deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of

     Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited.

          One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

          The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default.

          SECTION 4.03. Stay, Extension and Usury Laws. The Company covenants
                        ------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.04. Corporate Existence. Subject to Article VII hereof, the
                        -------------------
Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company; provided, however, that the Company shall not be required to preserve any such
--------  -------
right, license or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Noteholders.

          SECTION 4.05. Taxes. The Company shall, and shall cause each of its
                        -----
Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, (i) except for such taxes, assessments and governmental levies, the nonpayment of which is not reasonably likely to result in a material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries, considered as a whole or (ii) except as contested in good faith and by appropriate proceedings.

          SECTION 4.06. Change of Control. (a) Upon the occurrence of a Change
                        -----------------
of Control, each holder of Notes shall have the right, in accordance with this
Section 4.06 and Section 3.08 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes pursuant to the terms of Section 3.08 (the "Change of Control Offer") at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (the "Change of Control Payment").

          (b) Within 30 days following any Change of Control, the Company shall mail to each holder the Company Notice provided by Section 3.08(e).

                                    ARTICLE V

                                   Conversion
                                   ----------

          SECTION 5.01. Conversion Privilege. A holder of a Note may convert the
                        --------------------
principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company at any time prior to the close of business (New York time) on the date of the Note's maturity at the Conversion Price in effect on the Conversion Date (the "Conversion Price"), except that, with respect to any Note called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date, and except that if a
Note is submitted pursuant to the exercise of a repurchase right pursuant to
Section 3.08 and Section 4.06 hereof, the right to convert such Note will expire upon submission (unless the Company shall default in making the redemption payment or the Change of Control Payment, as the case may be when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a
Note is determined by dividing the principal amount of the Note converted by the Conversion Price.

          The initial Conversion Price is stated in Section 10 of the Notes and is subject to adjustment as provided in this Article V.

          Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder of Notes has converted such Notes into Common Stock, and only to the extent that such Notes are deemed to have been converted into Common Stock under this Article V.

          SECTION 5.02. Conversion Procedure. To convert a Note, a holder must
                        --------------------
satisfy the requirements in Section 10 of the Notes. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 5.03. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Noteholder shall cease; provided, however, that no surrender of a Note on any
                        --------  -------
date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Common Stock upon such conversion as the stockholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that
                                                 -------- -------  -------
such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

          No payment or adjustment will be made for accrued and unpaid interest on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note. If any holder surrenders a Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the holder of such Note on such record date. In such event, such Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any record date to the opening of business on the business day following the corresponding interest payment date will be payable on the corresponding interest payment date to the holder of such Note on such record date (notwithstanding the conversion of such Note before the corresponding interest payment date) and a holder who elects to convert need not include funds equal to the interest payment.

          If a holder converts more than one Note at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

          Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

          SECTION 5.03. Fractional Shares. The Company will not issue fractional
                        -----------------
shares of Common Stock upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the trading day prior to the Conversion Date. The value of a fraction of a share of Common Stock shall be determined by multiplying the Daily Market Price of a full share of Common Stock by a fraction equaling the fraction of the share of Common Stock which would otherwise be issued and rounding the amount to the nearest cent.

          SECTION 5.04. Taxes on Conversion. The issuance of certificates for
                        -------------------
shares of Common Stock upon the conversion of any Note shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Note; provided, however, that in the event
                                         --------  -------
that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided, further, however, that the Company
                                  --------  -------  -------
shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

          SECTION 5.05. Company To Provide Stock. The Company shall at all times
                        ------------------------
reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes for shares of Common Stock.

          All shares of Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued.

          SECTION 5.06. Adjustment of Conversion Price. The Conversion Price
                        ------------------------------
shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (f) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

          (c) In case the Company shall distribute to all holders of Common Stock shares of any class of Capital Stock of the Company other than Common Stock, evidences of indebtedness or other assets (other than cash), or shall distribute to all holders of Common Stock rights or warrants to subscribe for securities or other assets (other than those securities referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants to subscribe for additional shares of the Company's Capital Stock (other than the Common Stock referred to in subsection (b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5.06, make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

          (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraph (e) of this Section or this paragraph (d) has been made, exceeds 10% of the product of the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date times the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be
(x) the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less (y) the amount determined by dividing the aggregate amount of such cash and other consideration (including any Excess Payments) so distributed in excess of the 10% referred to above by the shares of Common Stock outstanding on the Distribution Record Date, and the denominator shall be such current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

          (e) In case a tender offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (specifically including distributions of cash out of current or retained earnings), in each case made within the 12 months preceding the expiration of such current tender offer, (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (d) of this Section or this paragraph (e) has been made, exceeds 10% of the product of the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date times the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) on the Purchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be (x) the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less (y) the amount determined by dividing the aggregate amount of such Excess Payments and such cash distributions, if any, in excess of the 10% amount referred to above by the shares of Common Stock outstanding on the Purchase Date, and the denominator shall be such current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

          (f) The current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of
(i) 30 consecutive Trading Days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such Excess Payment through such last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

          (g) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the holder of any Note converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

          SECTION 5.07. No Adjustment. No adjustment in the Conversion Price
                        -------------
shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which
                                   --------  -------
by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

          SECTION 5.08. Other Adjustments. (a) In the event that, as a result of
                        -----------------
an adjustment made pursuant to Section 5.06 above, the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

          (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 5.06(b) and Section 5.06(c) hereof, the conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

          SECTION 5.09. Adjustments for Tax Purposes. The Company may, at its
                        ----------------------------
option, make such reductions in the Conversion Price, in addition to those required by Section 5.06 above, as the Board of Directors determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

          SECTION 5.10. Adjustments by the Company. The Company from time to
                        --------------------------
time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction in accordance with Section 5.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

          SECTION 5.11. Notice of Adjustment. Whenever the Conversion Price is
                        --------------------
adjusted, the Company shall promptly mail to Noteholders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

          SECTION 5.12. Notice of Certain Transactions. In the event that:
                        ------------------------------

          (1) the Company takes any action which would require an adjustment in the Conversion Price;

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.13; or

          (3) there is a dissolution or liquidation of the Company;

a holder of a Note may wish to convert such Note into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Noteholders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 5.12.

          SECTION 5.13. Effect of Reclassifications, Consolidations, Mergers or
                        -------------------------------------------------------
Sales on Conversion Privilege. If any of the following shall occur, namely: (i)
-----------------------------
any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article V. The foregoing, however, shall not in any way affect the right a holder of a Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06, to receive Rights upon conversion of a Note. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          In the event the Company shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto. Neither the Trustee nor any Conversion Agent shall have any duty whatsoever to determine whether a supplemental indenture under this Section 5.13 is required or what the provisions of such supplemental indenture should be.

          SECTION 5.14. Trustee's Disclaimer. The Trustee has no duty to
                        --------------------
determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.13.

                                   ARTICLE VI

                                  Subordination
                                  -------------

          SECTION 6.01. Agreement To Subordinate. The Company, for itself and
                        ------------------------
its successors, and each Noteholder, by his acceptance of Notes, agree that the payment of the principal of or interest or any other amounts due on the Notes is subordinated in right of payment, to the extent and in the manner stated in this
Article VI, to the prior payment in full of all existing and future Senior Debt.

          SECTION 6.02. No Payment on Notes if Senior Debt in Default. Anything
                        ---------------------------------------------
in this Indenture to the contrary notwithstanding, no payment on account of principal, or interest on, or redemption, repurchase or other amounts due on the Notes, and no redemption, purchase, or other acquisition of the Notes, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest or other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt or (ii) if there shall have occurred an event of default (other than a default in the payment of principal, sinking funds or interest or other amounts) with respect to any Senior Debt, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof and written notice of such occurrence shall have been given to the Company and to the Trustee under this Indenture by any holder or holders of such Senior Debt and such event of default shall not have been cured or waived or shall not have ceased to exist.

          In the event that, notwithstanding the provisions of this Section 6.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 6.02, such payments shall be held by the Trustee, any Paying Agent or the holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the Representative of the holders of Senior Debt or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

          SECTION 6.03. Distribution on Acceleration of Notes; Dissolution and
                        ------------------------------------------------------
Reorganization; Subrogation of Notes. (a) If the Notes are declared due and
------------------------------------
payable because of the occurrence of an Event of Default, the Company shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) or other Representative for such Senior Debt of such acceleration. The Company may not pay the principal of, interest or any other amounts due on the Notes until five days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, the Company may pay the principal of, interest or any other amounts due on the Notes only if the provisions of this Article VI permit such payment.

          (b) Upon (i) any acceleration of the principal amount due on the Notes because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

               (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Noteholders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Notes;

               (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Notes, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Debt (or their Representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

               (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Notes, to the payment in full without diminution or modification by such plan of Senior Debt), shall be received by the Trustee or the Noteholders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon written request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their Representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          Subject to the payment in full of all Senior Debt, the Noteholders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to Noteholders shall, as between the Company, its creditors other than the holders of Senior Debt, and the Noteholders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Noteholders, on the one hand, and the holders of Senior Debt, on the other hand.

          Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Noteholders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Notes, (ii) affect the relative rights of the

Noteholders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

          Upon distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.01 hereof, and the Noteholders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Noteholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Notes, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on the Notes unless, prior to the date on which such application is made by the Trustee, the Trustee shall have received at the address specified in Section 12.09 hereof written notice in accordance with
Section 6.03(d) hereof of the facts which would prohibit the making of such application.

          (c) The provisions of this Article shall not be applicable to any cash, properties or securities received by the Trustee or by any holder when received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such holder of any of its rights as such holder.

          (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Notes pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Notes pursuant to the provisions in this Article, unless and until three Business Days after the Trustee shall have received written notice thereof at the address specified in Section 12.09 hereof from the Company or any holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided, however,
                                                              --------  -------
that if on a date not less than three Business Days immediately preceding the date upon which, by the terms hereof, any such moneys may become payable for any purpose (including, without limitation, the principal of or interest on any Note), the Trustee shall not have received with respect to such moneys the notice provided for in this Section 6.03(d), then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

          The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 6.02 hereof or that any event or any condition preventing any payment in respect of the Notes shall have ceased to exist, unless and until the Trustee shall have received written notice to such effect.

          (e) The provisions of this Section 6.03 applicable to the Trustee shall (unless the context requires otherwise) also apply to any Paying Agent for the Company.

          SECTION 6.04. Reliance by Senior Debt on Subordination Provisions.
                        ---------------------------------------------------
Each Noteholder by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article shall constitute a release of any of the obligations or liabilities of the Trustee or holders of the Notes provided in this Article.

          SECTION 6.05. No Waiver of Subordination Provisions. Except as
                        -------------------------------------
otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter,

Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

          SECTION 6.06. Trustee's Relation to Senior Debt. The Trustee in its
                        ---------------------------------
individual capacity shall be entitled to all the rights set forth in this
Article in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations, as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article.

          Each Noteholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Noteholder's Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Debt as provided in this Article and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article.

          SECTION 6.07. Other Provisions Subject Hereto. Expect as expressly
                        -------------------------------
stated in this Article, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Notes are subject to the provisions of this Article. However, nothing in this Article shall apply to or adversely affect the claims of, or payment to, the Trustee pursuant to
Section 9.07. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.01.

                                   ARTICLE VII

              Consolidation, Merger, Conveyance, Transfer or Lease
              ----------------------------------------------------

          SECTION 7.01. Company May Consolidate, Etc., Only on Certain Terms.
                        ----------------------------------------------------
The Company may not consolidate or merge with or into any Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless:

          (a) the Company is the surviving or continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company, is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

          (c) such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or virtually as an entirety to one Person and such Person shall have assumed all the obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

          (d) immediately after such transaction no Default or Event of Default exists; and

          (e) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          SECTION 7.02. Successor Corporation Substituted. Upon any
                        ---------------------------------
consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the
                                             --------  -------
predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligations under this Indenture and the Notes.

                                  ARTICLE VIII

                              Defaults and Remedies
                              ---------------------

          SECTION 8.01. Events of Default. An "Event of Default" occurs if:
                        -----------------

          (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable, whether or not such payments shall be prohibited by Article VI, and the Default continues for a period of 30 days after such date;

          (b) the Company defaults in the payment of the principal on any Note when the same becomes due and payable at maturity, upon redemption, upon required repurchase or otherwise, whether or not such payment shall be prohibited by Article VI;

          (c) failure by the Company to make a payment with respect to repurchase of Notes in accordance with the provisions contained in Section
     4.06 hereof, whether or not such purchase shall be prohibited by Article
     VI;

          (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes, required by it to be performed, and the Default continues for a period of 60 days after the receipt of written notice from the Trustee to the Company or from the holders of 25% in aggregate principal amount of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

          (e) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company), whether such indebtedness or guarantee now exists or is created after the Issuance Date, which default
     (i) is caused by a failure to pay when due principal of or interest on such indebtedness within the grace period provided for in such indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default which is continuing or the maturity of which has been so accelerated, aggregates $15 million or more; provided, however, that no such default by a Subsidiary
                      --------  -------
     shall be covered by this clause (e) unless such Subsidiary alone or together with all other Subsidiaries which are then in default as described by subclauses (i) or (ii) in this clause (e), would, in the aggregate, constitute a Material Subsidiary;

          (f) failure by the Company or any Subsidiary of the Company to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $15 million, which judgments are not stayed within 60 days after their entry; provided,
                                                                      --------
     however, that no such default by a
     -------

     Subsidiary shall be covered by this subsection (f) unless such Subsidiary alone or together with all other Subsidiaries which then have such final judgments outstanding, would, in the aggregate, constitute a Material Subsidiary;

          (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case, (ii) appoints a Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days, or (iii) orders the liquidation of the Company or any Material Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          SECTION 8.02. Acceleration. If any Event of Default (other than an
                        ------------
Event of Default specified in clauses (g) and (h) of Section 8.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Noteholders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of and accrued and unpaid interest on the Notes shall be due and payable immediately. If an Event of Default specified in clause
(g) or (h) of Section 8.01 hereof occurs, the principal of and accrued and unpaid interest on the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. In the event of a declaration of acceleration hereunder because an Event of Default set forth in paragraph (e) of Section 8.01 has occurred and is continuing, such declaration of acceleration will be automatically annulled if the holders of the indebtedness which is the subject of such Event of Default have waived such Payment Default or rescinded their declaration of acceleration in respect of such indebtedness or if such Payment Default has been cured within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured or waived. The Noteholders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may rescind and annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

          SECTION 8.03. Other Remedies. If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 8.04. Waiver of Past Defaults. Subject to Section 11.02, the
                        -----------------------
Noteholders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all the holders waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 8.05. Control by Majority. The Noteholders of a majority in
                        -------------------
principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

          SECTION 8.06. Limitation on Suits. A Noteholder may pursue a remedy
                        -------------------
with respect to this Indenture or the Notes only if:

          (a) the Noteholder gives to the Trustee notice of a continuing Event of Default;

          (b) the Noteholders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

          (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) during such 60-day period the Noteholders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          SECTION 8.07. Rights of Noteholders To Receive Payment.
                        ----------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Noteholder to convert such Noteholder's Note and to receive payment of principal and interest on such Noteholder's Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

          SECTION 8.08. Collection Suit by Trustee. If an Event of Default
                        --------------------------
specified in Section 8.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 8.09. Trustee May File Proofs of Claim. The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors omits property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          SECTION 8.10. Priorities. If the Trustee collects any money pursuant
                        ----------
to this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 9.07 hereof;
          -----

          Second: to the holders of Senior Debt to the extent required by
          ------
     Article VI;

          Third: to Noteholders for amounts due and unpaid on the Notes for
          -----
     principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest respectively; and

          Fourth: to the Company.
          ------

          Except as otherwise provided in Section 2.12 hereof, the Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section.

          SECTION 8.11. Undertaking for Costs. In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to

Section 8.07 hereof, or a suit by Noteholders of more than 25% in principal amount of the then outstanding Notes.

                                   ARTICLE IX

                                     Trustee
                                     -------

          SECTION 9.01. Duties of Trustee. (a) If an Event of Default has
                        -----------------
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
8.05 hereof.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.01. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 9.02. Rights of Trustee. (a) The Trustee may rely on any
                        -----------------
document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it (unless other evidence be herein specifically prescribed) may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee shall not be liable for any action that it takes or omits to take in good faith, without negligence or willful misconduct, and that it reasonably believes to be authorized or within its rights or powers.

          (d) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e) or (f) of Section 8.01 or of the identity of any Material Subsidiary unless either (1) a Trust Officer assigned to its corporate trust department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any holder.

          (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          SECTION 9.03. Individual Rights of Trustee. The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereof.

          SECTION 9.04. Trustee's Disclaimer. The Trustee makes no
                        --------------------
representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication.

          SECTION 9.05. Notice of Defaults. If a Default or Event of Default
                        ------------------
occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust officers in good faith determines that withholding the notice is in the interests of Noteholders.

          SECTION 9.06. Reports by Trustee to Noteholders. Within 60 days after
                        ---------------------------------
the reporting date stated in Section 12.09, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such Section

313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

          SECTION 9.07. Compensation and Indemnity. The Company shall pay to the
                        --------------------------
Trustee from time to time such compensation for its services hereunder as shall be agreed to in writing between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and duly documented disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable and duly documented disbursements, compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify each of the Trustee or any predecessor Trustee and its officers, directors, employees and all other agents against any and all loss, damage, claim, expense, including taxes (other than taxes based on the income of the Trustee) or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable and duly documented fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section 9.07 shall survive the termination of this Indenture, as provided by Section 10.01 hereof.

          SECTION 9.08. Replacement of Trustee. A resignation or removal of the
                        ----------------------
Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Noteholders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Noteholder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, the Company shall promptly pay all amounts due and payable to the retiring Trustee pursuant to Section 9.07 hereof and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

          SECTION 9.09. Successor Trustee by Merger, Etc. If the Trustee
                        --------------------------------
consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          SECTION 9.10. Eligibility; Disqualification. This Indenture shall
                        -----------------------------
always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 12.09 hereof. The Trustee is subject to TIA Section 310(b).

          SECTION 9.11. Preferential Collection of Claims Against Company. The
                        -------------------------------------------------
Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          SECTION 9.12. Sections Applicable to Registrar, Paying Agent and
                        --------------------------------------------------
Conversion Agent. The term "Trustee" as used in Sections 9.01, 9.02, 9.03, 9.04
----------------
and 9.07 hereof shall (unless the context requires otherwise) be construed as extending to and including the Trustee acting in its capacity, if any, as Registrar, Paying Agent and Conversion Agent.

                                   ARTICLE X

                             Discharge of Indenture
                             ----------------------

          SECTION 10.01. Termination of Company's Obligations. This Indenture
                         ------------------------------------
shall cease to be of further effect (except that obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

          Thereupon, the Trustee, upon written request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

          SECTION 10.02. Repayment to Company. The Trustee and the Paying Agent
                         --------------------
shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused
                 --------  -------
notice of such payment to the Company to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another Person.

                                   ARTICLE XI

                       Amendments, Supplements and Waivers
                       -----------------------------------

          SECTION 11.01. Without Consent of Noteholders. The Company and the
                         ------------------------------
Trustee may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to comply with Sections 5.13 and 7.01 hereof;

          (c) to provide for uncertificated Notes in addition to certificated Notes;

          (d) to make any change that does not adversely affect the legal rights hereunder of any Noteholder;

          (e) to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA; or

          (f) to make any change that provides any additional rights or benefits to the holders of Notes.

          An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

          SECTION 11.02. With Consent of Noteholders. Subject to Section 8.07
                         ---------------------------
hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent (including consents obtained in connection with any tender offer or exchange offer for Notes) of the Noteholders of at least a majority in principal amount of the then outstanding Notes. Subject to Sections 8.04 and 8.07 hereof, the Noteholders of a majority in principal amount of the Notes then outstanding may also by their written consent (including consents obtained in connection with any tender offer or exchange offer for Notes) waive any existing Default or Event of Default as provided in Section
8.04 or waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not (with respect to any Notes held by a nonconsenting Noteholder):

          (a) reduce the amount of Notes whose Noteholders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or change the time for payment of interest on any Note;

          (c) reduce the principal of or change the fixed maturity of any Note or alter the redemption provisions with respect thereto;

          (d) make any Note payable in money other than that stated in the Note;

          (e) make any change in Section 8.04, 8.07 or 11.02 hereof;

          (f) waive a default in the payment of the principal of, or interest on, any Note (except a rescission of acceleration of the Notes by the Noteholders of at least a majority in aggregate principal amount of the then outstanding Notes and the waiver of the payment default that resulted from such acceleration);

          (g) waive a redemption payment payable on any Note;

          (h) impair the right of Noteholders to convert Notes into Common Stock of the Company or waive or otherwise adversely affect the rights of any Noteholders under Section 4.06; or

          (i) modify Articles V or VI hereof in a manner adverse to the Noteholders.

          To secure a consent of the Noteholders under this Section 11.02, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

          SECTION 11.03. Compliance with Trust Indenture Act. Every amendment to
                         -----------------------------------
this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          SECTION 11.04. Revocation and Effect of Consents. Until an amendment,
                         ---------------------------------
supplement or waiver becomes effective, a consent to it by a Noteholder of a
Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to such Noteholder's Note or portion of a Note if the Trustee receives the written notice of revocation at least one business day before the date on which the Trustee receives an Officers' Certificate certifying that the Noteholders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

          After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (i) of Section 11.02 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Note.

          SECTION 11.05. Notation on or Exchange of Notes. The Trustee shall,
                         --------------------------------
upon the written request and expense of the Company, place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

          SECTION 11.06. Trustee Protected. The Trustee shall sign all
                         -----------------
supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this indenture.

                                  ARTICLE XII

                                  Miscellaneous
                                  -------------

          SECTION 12.01. Trust Indenture Act Controls. If any provision of this
                         ----------------------------
Indenture limits, qualifies, or conflicts with another provision which is automatically deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

          SECTION 12.02. Notices. Any notice or communication by the Company or
                         -------
the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 12.09 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

          All other notices or communications shall also be in writing.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

          SECTION 12.03. Communication by Noteholders with Other Noteholders.
                         ---------------------------------------------------
Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05. Statements Required in Certificate or Opinion. Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.02) shall include:

          (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 12.06. Rules by Trustee and Agents. The Trustee may make
                         ---------------------------
reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a
                         --------------
Sunday or a day on which banking institutions in the State of New York or a place of payment are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

          SECTION 12.08. Counterparts. This Indenture may be executed in any
                         ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 12.09. Variable Provisions. "Officer" means the Chairman of
                         -------------------
the Board, the President, any Executive Vice-President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

          The first certificate pursuant to Section 4.02 hereof shall be for the fiscal year ending on February 1, 1997.

          The reporting date for Section 9.06 hereof is May 15 of each year. The first reporting date is May 15, 1997.

          The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

The Company's address is:  Charming Shoppes, Inc.
                           450 Winks Lane
                           Bensalem, Pennsylvania  19020
                           Attention:  Chief Financial Officer
                           Telephone number:(215) 245-9100
                           Telefax number:  (215) 985-7321

with a copy to:            Charming Shoppes, Inc.
                           450 Winks Lane
                           Bensalem, Pennsylvania  19020
                           Attention:  General Counsel
                           Telephone number:(215) 245-9100
                           Telefax number:  (215) 638-6648

The Trustee's address is:  First Union National Bank
                           123 South Broad Street
                           12th Floor
                           Philadelphia, Pennsylvania  19109
                           Attention:  Corporate Trust Administration
                           Telephone Number:(215) 985-7321
                           Telefax Number   (215) 985-7290

          SECTION 12.10. GOVERNING LAW. THIS INDENTURE AND EACH NOTE SHALL BE
                         -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          SECTION 12.11. No Adverse Interpretation of Other Agreements. This
                         ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.12. Successors. All agreements of the Company in this
                         ----------
Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 12.13. Severability. In case any provision in this Indenture
                         ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.14. Table of Contents, Headings, Etc. The Table of
                         --------------------------------
Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                     CHARMING SHOPPES, INC.,
                                              as Company


                                              By:
                                                 ------------------------------
                                                  Name: Eric M. Specter
                                                  Title: Vice President


                                     FIRST UNION NATIONAL BANK,
                                              as Trustee


                                              By:
                                                 ------------------------------
                                                  Name: John Cusumano
                                                  Title: Vice President

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                              [Global Note Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                 $
    ---------                                                        -----------

                                              CUSIP No. 161133 AA 1

                             CHARMING SHOPPES, INC.
                      7 1/2% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2006

                             CHARMING SHOPPES, INC.

          Charming Shoppes, Inc., a Pennsylvania corporation (the "Company"), promises to pay to
                   ------------------------------------------------------------
                                    or registered assigns, the principal sum of
-----------------------------------
         Dollars [if this is a Global Note, insert -- or such other principal
--------
sum as is shown on the register maintained by the Registrar] on July 15, 2006.

Interest Payment Dates: January 15 and July 15 of each year, commencing
                        January 15, 1997

Record Dates: January 1 and July 1

          Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, Charming Shoppes, Inc. has caused this Convertible Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                           CHARMING SHOPPES, INC.,


                                           By:
                                              ----------------------------------
[SEAL]
                                           ATTEST
                                                 -------------------------------
Dated:
      ----------------


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the 7 1/2%
Convertible Subordinated Notes
Due 2006 described in the
within-mentioned Indenture.

FIRST UNION NATIONAL BANK,
as Trustee,


By:
   -----------------------------
       Authorized Signatory

                             CHARMING SHOPPES, INC.

                  7 1/2% Convertible Subordinated Note Due 2006

     1. Interest. CHARMING SHOPPES, INC., a Pennsylvania corporation (the
        --------
"Company"), is the issuer of this 7 1/2% Convertible Subordinated Note Due 2006 (the "Convertible Note"). The Company promises to pay interest on the Convertible Notes at the rate per annum shown above, in cash semiannually on each January 15 and July 15, commencing on January 15, 1997, to holders of record on the immediately preceding January 1 or July 1, as the case may be.

     Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from July 22, 1996. Interest will be computed on the basis of a 360-day year of 12 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded semi-annually.

     2. Method of Payment. The Company will pay interest on the Convertible
        -----------------
Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes at the close of business on the record date for the next interest payment date even though Convertible Notes are cancelled after the record date and on or before the interest payment date. To collect principal payments, the Noteholder hereof must surrender this Convertible Notes to the office or agency of the Company maintained for that purpose. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal by check payable in such money or by wire transfer to a dollar account maintained by the holder (if the holder of the Convertible Notes holds an aggregate principal amount of Convertible Notes in excess of $5,000,000). The Company may pay interest by mailing a dollar check to a holder's registered address or, upon application by the holder hereof to the Registrar, not later than the applicable record date, by wire transfer to a dollar account maintained by the holder (if the holder of the Convertible Notes holds an aggregate principal amount of Convertible Notes in excess of $5,000,000).

     3. Paying Agent, Registrar and Conversion Agent. The Trustee will initially
        --------------------------------------------
act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

     4. Indenture. The Company issued the Convertible Notes under an indenture,
        ---------
dated as of July 22, 1996 (the "Indenture"), between the Company and First Union National Bank, as Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Convertible Notes are unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) an aggregate principal amount of $120,000,000 (plus up to $18,000,000 aggregate principal amount of Convertible Notes that may be sold by the Company pursuant to the over-allotment option granted pursuant to the Underwriting Agreement dated July 16, 1996 between the Company and the Underwriters), and are subordinated in right of payment to all existing and future Senior Debt of the Company as provided in the Indenture. Any holder of this Convertible Note shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a holder of a Convertible Note.

     5. Optional Redemption. The Convertible Notes are not subject to redemption
        -------------------
at the Company's option prior to July 15, 1999. On such date and thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 30 nor more than 60 days prior notice by mail at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 15 of the years indicated:

                             Redemption
Year                            Price
----                         ----------
1999......................    103.750%
2000......................    103.125
2001......................    102.500
2002......................    101.875
2003......................    101.250
2004......................    100.625

and, at July 15, 2005 and thereafter, 100%, in each case together with accrued interest up to but not including the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date). If less than all Convertible Notes are to be redeemed, the Trustee will select the Convertible Notes to be redeemed by lot. On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption unless the Company defaults in making such redemption.

     6. Notice of Redemption. Notice of intention to redeem Convertible Notes
        --------------------
will be mailed at least 30 days but not more than 60 days prior to the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest ceases to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

     If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

     7. Mandatory Redemption. The Company will not be required to make mandatory
        --------------------
redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

     8. Repurchase at Option of Holder. If there is a Change of Control, the
        ------------------------------
Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Convertible Notes at a purchase price equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Change of Control Payment Date; provided, however, that if a
                                                --------  -------
Change of Control Payment Date is on or after a record date and on or before the related interest payment date, any accrued interest shall be payable to the registered holder hereof at the close of business on the relevant record date. Holders of Convertible Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect, pursuant to the terms of the Indenture, to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase" appearing below.

     9. Subordination. The payment of the principal of, interest on or any other
        -------------
amounts due on the Convertible Notes is subordinated in right of payment to the prior payment in full of all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

     10. Conversion. The holder of any Convertible Note has the right,
         ----------
exercisable at any time prior to the close of business (New York time) on the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $7.46 per share, subject to adjustment under certain circumstances, except (i) that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption and (ii) if a Convertible Note is submitted for repurchase in connection with a Change of Control, the conversion right will terminate with respect to the portion submitted for repurchase upon such submission.

          To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below (unless the holder is The Depository Trust Company ("DTC") or its nominee, in which case DTC's customary operational arrangements will apply), (2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, such Convertible Note, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount so converted. The interest payment with respect to a Convertible Note called for redemption on a date during the period from the close of business on or after any record date to the opening of business on the business day following the corresponding interest payment date will be payable on the corresponding interest payment date to the holder of such Convertible Note on such record date (notwithstanding the conversion of such Convertible Note before the corresponding interest payment date) and a holder who elects to convert need not include funds equal to the interest payment. The number of shares of Common Stock issuable upon conversion of a Convertible Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

     11. Denominations, Transfer, Exchange. The Convertible Notes are in
         ---------------------------------
registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, it need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

     12. Persons Deemed Owners. Except as provided in paragraph 2 of this
         ---------------------
Convertible Note, the registered Noteholder of a Convertible Note may be treated as its owner for all purposes.

     13. Unclaimed Money. If money for the payment of principal or interest
         ---------------
remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Noteholders of Convertible Notes entitled to the money must look only to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     14. Defaults and Remedies. The Convertible Notes shall have the Events of
         ---------------------
Default as set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Material Subsidiary, all unpaid principal and interest accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to Noteholders for at least 5 days except as otherwise provided in the Indenture.

          The Noteholders of a majority in aggregate principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind and annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

     15. Amendments, Supplements and Waivers. Subject to certain exceptions, the
         -----------------------------------
Indenture or the Convertible Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default or compliance with any provision of the Indenture or the Convertible Notes may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Convertible Notes including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Noteholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder and to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

     16. Trustee Dealings with the Company. The Trustee, in its individual or
         ---------------------------------
any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

     17. Governing Law. THIS CONVERTIBLE NOTE SHALL BE GOVERNED BY AND CONSTRUED
         -------------
IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     18. Authentication. The Convertible Notes shall not be valid until
         --------------
authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

     19. Abbreviations. Customary abbreviations may be used in the name of a
         -------------
Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

          The Company will furnish to any Noteholder of the Convertible Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                Bernard Brodsky, Treasurer
                Charming Shoppes, Inc.
                450 Winks Lane
                Bensalem, Pennsylvania  19020

     20. Definitions. Capitalized terms not defined in this Convertible Note
         -----------
have the meaning given to them in the Indenture.

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

          If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.08 and 4.06 of the Indenture, check the box: [ ]

          If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased:
                                                          -----------------

     Your Signature:

                    ----------------------------------------------
                    (Sign exactly as your name appears on the other side of this Convertible Note)

     Date:
           ------------------

     Signature Guarantee:
                          -------------------------

                               ELECTION TO CONVERT

To Charming Shoppes, Inc.:

     The undersigned owner of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Common Stock of Charming Shoppes, Inc. in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:

     in whole _      Portions of Convertible Note to be converted ($1,000 or
                     integral multiples thereof):
                     $
                      -------------------

--------------------------------------------------------------------------------
                   Signature (for conversion only)

                     Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     Signature Guarantee:

                     If Shares are to be Issued in the Name of a Person other than the Undersigned, Insert Name and Address, Including Zip Code, and Social Security or Other Identifying Number: